UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 27, 2012

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On January 27, 2012, David G. Curran resigned from his position as Executive Vice President, Business and Legal Affairs of Intralinks Holdings, Inc. (the “Company”) effective immediately (the “Effective Time”) and as a non-executive employee of the Company effective March 31, 2012. Also on January 27, 2012, the Company entered into an employment agreement with Scott Semel pursuant to which Mr. Semel will become the Company’s Executive Vice President and General Counsel effective as of the Effective Time (the “Employment Agreement”), succeeding Mr. Curran in his role as the Company’s general counsel and corporate secretary.

In connection with his resignation, Mr. Curran agreed to assist the Company on various corporate matters as a non-executive employee until March 31, 2012 and, thereafter until January 31, 2013, as a consultant pursuant to a Separation and Independent Contractor Services Agreement (the “Consulting Agreement”) with the Company entered into on January 27, 2012. During the consulting term, the Company will pay Mr. Curran a monthly consulting fee of $21,666.67 and reimburse the amount of Mr. Curran’s health and dental benefits subsidized by the Company for employees. Mr. Curran will also continue to be eligible for a cash bonus award, if any, made pursuant the terms of the Company’s Senior Executive Incentive Bonus Plan for fiscal 2011 performance. Mr. Curran’s restricted stock unit award granted on November 8, 2010 for 50,000 restricted stock units will continue to vest and be exercisable in accordance with its existing terms during the consulting term and, subject to Mr. Curran’s compliance with his obligations under Consulting Agreement, will fully vest on January 31, 2013. In consideration of the benefits conferred by the Consulting Agreement, Mr. Curran agreed to enter into a standard release of claims upon termination of his employment.

Pursuant to the terms of the Employment Agreement with Mr. Semel will receive an annual base salary of $280,000 and be eligible to receive an annual performance bonus, with a target amount equal to 50% of his annual base salary, the criteria for which shall be determined in the discretion of compensation committee of the Company’s board of directors. Mr. Semel shall also receive a non-statutory stock option to purchase 90,000 shares of the Company’s common stock (the “Options”) at an exercise price equal to the closing trading price of the Company’s common stock on the New York Stock Exchange on the date of grant, which is contemplated to be February 1, 2012. In addition, he shall also be granted restricted stock units for 45,000 shares of common stock (the “RSU”). Both the Options and the RSU shall vest over four and a half years with 25% of the shares vesting on the one year anniversary of the Effective Time and the remaining shares vesting in equal monthly installments thereafter, subject to Mr. Semel’s continued service to the Company. Both the Option and RSU shall fully vest upon certain changes in control of the Company. Mr. Semel shall be eligible to participate in the Company’s other employee benefit plans and the IntraLinks, Inc. Senior Executive Severance Plan, which provides for specified benefits upon certain terminations of employment in connection with a change of control of the Company, in a manner consistent with other executives of the Company.

In the event Mr. Semel’s employment is terminated without Cause, subject to his execution of a customary release agreement, he shall be entitled to receive (i) annual salary and bonus earned and accrued under the Employment Agreement prior to the effective date of the termination, (ii) an additional six months annual salary at the rate in effect at termination payable as salary continuation, subject to withholding, (iii) a pro rated annual bonus based on the bonus that Mr. Semel would have received for the year of termination had he remained employed through the end of the year based on the levels at which the bonus plan targets are achieved, (iv) payment of COBRA premiums for a period of six months or until such sooner date as Mr. Semel begins employment with another employer, (v) accelerated vesting on all equity awards with service vesting through the next six months, and (vi) earned, accrued and vested benefits and paid time off under the Employment Agreement prior to the effective date of the termination.

In addition, as previously disclosed in a Current Report on Form 8-K filed on December 16, 2011 with the Securities and Exchange Commission, in connection with his resignation as President and Chief Executive Officer of the Company on December 15, 2011, J. Andrew Damico agreed to continue his employment with the Company in an non-executive capacity to assist in the management transition. In connection with the foregoing arrangements, Mr. Damico and the Company entered into a Separation and General Release Agreement (the “Separation Agreement”) on February 1, 2012 (the “Termination Date”).

Under the Separation Agreement, effective as of the Termination Date, Mr. Damico will become eligible for severance benefits including: (i) a lump sum payment of $425,000, representing twelve months of his base salary; (ii) accelerated vesting of the remaining 221,429 unvested options under a stock option granted to him on February 26, 2010 at an exercise price of $6.76 per share; (iii) a twelve-month post-termination period to exercise all of his stock options vested as of the termination date; and (iv) reimbursement of up to twelve months of COBRA continuation coverage under the Company’s medical and dental plans (collectively, the “Separation Benefits”). The Separation Benefits are in lieu of any severance amounts under Mr. Damico’s employment agreement with the Company or the Senior Executive Severance Plan.

In consideration of the benefits conferred by the Separation Agreement, Mr. Damico agreed to provide the Company with a general release of claims. The Separation Benefits are also subject to on-going compliance with Mr. Damico’s continuing obligations to the Company under his employment agreement and the Separation Agreement, including confidentiality and non-disparagement covenants and non-competition and non-solicitation restrictions for two years following the termination date.

The foregoing descriptions of the Separation Agreement, the Consulting Agreement and the Employment Agreement are summaries of the terms of such documents and do not purport to be complete. Such descriptions are qualified in their entirety by reference to the full text of the Separation Agreement, the Consulting Agreement and the Employment Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 30, 2012, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

10.1	Separation and General Release Agreement dated as of February 1, 2012 by and between IntraLinks Holdings, Inc. and J. Andrew Damico.

10.2	Separation and Independent Contractor Services Agreement dated as of January 27, 2012 by and between IntraLinks Holdings, Inc. and David Curran.

10.3	Employment Agreement dated as of January 27, 2012 by and between IntraLinks Holdings, Inc. and Scott Semel.

99.1	Press Release issued by the Company on January 30, 2012, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2012

INTRALINKS HOLDINGS, INC.

By:	/s/ Ronald W. Hovsepian
Ronald W. Hovsepian
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.       Description

10.1	Separation and General Release Agreement dated as of February 1, 2012 by and between IntraLinks Holdings, Inc. and J. Andrew Damico.

10.2	Separation and Independent Contractor Services Agreement dated as of January 27, 2012 by and between IntraLinks Holdings, Inc. and David Curran.

10.3	Employment Agreement dated as of January 27, 2012 by and between IntraLinks Holdings, Inc. and Scott Semel.

99.1	Press Release issued by the Company on January 30, 2012, furnished herewith.